EXHIBIT 99.4


                             CHARMING SHOPPES, INC.
               450 Winks Lane Bensalem, PA 19020 Tel. 215.245.9100




May 20, 2005


Enclosed is information on Charming Shoppes' May 19th announcement on the acquisition of Crosstown Traders, Inc., a leading catalog marketer of women's apparel, footwear and specialty gifts.

We are excited by this opportunity, which fulfills a strategy we have frequently discussed with the investment community. Our goal is to transform Charming Shoppes into a multi-channel retailer, and this proposed acquisition is a key step in that direction.

While this acquisition contributes meaningfully to our strategy, it is also consistent with our determination to acquire companies that are profitable, have scalable infrastructure and which we believe will contribute to shareholder value. Crosstown Traders is just such a company.

Please join us this morning at our conference call as we discuss the strategic rationale and benefits.

Both the live and replayed conference call are available at http://www.charmingshoppes.com/investors/index.asp, starting at 8:45 a.m. today, Friday, May 20, 2005.

Thank you for your continuing interest in Charming Shoppes.

Sincerely,

/S/ Dorrit
Dorrit J. Bern
Chairman, CEO and President
Charming Shoppes, Inc.